Exhibit 99.1

NEWS RELEASE

For Immediate Release:

June 17, 2025

Sterling Announces Agreement to Acquire CEC Facilities Group

Acquisition Expands Suite of E-Infrastructure Services into Mission-Critical Electrical Contracting

Conference Call with Accompanying Slide Deck: June 17, 2025 at 11:00 AM ET/ 10:00 AM CT

THE WOODLANDS, TX – June 17, 2025 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced that it has signed a definitive agreement to purchase substantially all of the assets of Irving, Texas-based CEC Facilities Group, LLC (“CEC”) a leading specialty electrical and mechanical contractor. The upfront purchase price at closing totals $505 million, consisting of $450 million in cash (subject to certain adjustments) and $55 million in Sterling Common Stock. Additionally, CEC has an earn out opportunity contingent upon achieving certain operating income targets through December 31, 2029. The Boards of Directors of both companies have unanimously approved the transaction. CEC will join Sterling’s E-Infrastructure Solutions segment. The transaction is expected to close in the third quarter of 2025, subject to customary closing conditions including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act.

Strategic Transaction Highlights

•	CEC is a leading, non-union electrical contractor to high-growth, mission-critical markets.

•	CEC delivers comprehensive design, engineering, installation, and maintenance services for complex electrical infrastructure across high growth sectors.

•	Electrical services accounted for over 80% of CEC’s 2024 revenue.

•	Over 80% of CEC revenue and backlog comes from mission-critical end markets including semiconductor (its largest end market), data center, and manufacturing.

•	The transaction expands Sterling’s suite of high-value E-Infrastructure services into the next critical phases of project lifecycle.

•	CEC’s electrical offering is highly complementary to Sterling’s current E-Infrastructure services.

•	CEC’s service offerings extend to ongoing maintenance, retrofit, and upgrade needs, allowing Sterling to touch the full project lifecycle.

•	Significant opportunity to cross-sell services across complementary customer base and geographic footprint.

•	Opportunity to leverage Sterling’s established track record in the data center market and CEC’s established track record in the semiconductor market.

•	CEC has a strong presence in Texas, with services extending into the Rocky Mountain region, Southwest, and Southeast.

•	CEC’s compelling financial profile: Top-tier margin, growth, and cash flow characteristics within the electrical service provider space.

•	Two-year estimated revenue CAGR of approximately 20%, estimated 2025 EBITDA margin(1) of ~13%, and strong FCF conversion.

•	Accretive to Sterling’s return on invested capital profile.

•	Opportunity to grow the electrical services platform, both organically and through M&A.

•	Strong, multi-year tailwinds across CEC’s end markets plus opportunity to continue to follow customers into new geographies.

•	Robust opportunity for bolt-on M&A targets within the electrical space.

•	CEC has an experienced, driven management team.

•	CEC’s Founder and Chairman Ray Waddell will assume strategic leadership of Sterling’s electrical services platform growth.

•	CEC’s CEO Daniel Williams will continue to lead its operations.

Financial Highlights

•	Estimated CEC full-year 2025 revenues of approximately $390 to $415 million.

•	Estimated CEC full-year 2025 EBITDA(1) of $51 to $54 million.

•

Estimated CEC full-year 2025 adjusted EPS(1) accretion of approximately $0.63 to $0.70 per fully diluted share. These figures include assumptions for the estimated share issuance for the CEC acquisition, the impact of lower interest income related to the cash portion of the purchase price, an estimated 26% tax rate, and exclude the impact of purchase-accounting related adjustments such as amortization of intangibles and depreciation of fixed assets.

•	The proportion of revenue and earnings contribution to Sterling will be dependent upon the timing of closing, with current timing expectations suggesting roughly five months of contribution in 2025.

Management Commentary

“We are thrilled to announce that CEC is joining the Sterling team. CEC has extremely strong relationships with its customers and a history of excellent growth, execution, and profitability,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “We believe that the combination of CEC’s leading mission-critical electrical services and Sterling’s best-in-class site civil infrastructure services will allow us to accelerate project timelines and become even more valuable to our customers. We welcome CEC to our team and believe their strong values, commitment to customers, and entrepreneurial spirit align perfectly with Sterling.”

Ray Waddell, Founder and Chairman of CEC, added, “As we celebrate 16 years since founding CEC, I’m incredibly proud of what our team has built—driven by our values, our people, and a relentless pursuit of excellence. From day one, we’ve reinvested in our company and in our people—believing that long-term success comes from building talent, trust, and a culture of performance. This combination with Sterling adds a valuable element to their E-Infrastructure strategy—amplifying their momentum with CEC’s deep expertise in semiconductors, data centers, and mission-critical environments. The opportunities ahead are extraordinary, and we’re just getting started.”

Conference Call Information

Sterling’s management will hold a conference call to discuss this transaction on June 17, 2025 at 11:00 a.m. ET/10:00 a.m. CT. Interested parties may participate in the call by dialing (800) 836-8184. Please call in ten minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.

To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.

About Sterling

Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands. E-Infrastructure Solutions provides advanced, large-scale site development services for manufacturing, data centers, distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work, plumbing services, and surveys for new single-family residential builds. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.

Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run,

our people to move and our country to grow.”

Important Information for Investors and Stockholders

(1) Non-GAAP Measures

This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations. Non-GAAP measures should be used in addition to, and not in lieu of, results prepared in conformity with GAAP.

We have not provided the most directly comparable GAAP financial measures, or a quantitative reconciliation thereto, for the forward-looking guidance of CEC’s 2025 estimated EBITDA, EBITDA margin, or estimated adjusted diluted earnings per share included in this press release in reliance on the “unreasonable efforts” exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measures, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting the timing and amount of certain items, including but not limited to amortization of intangible assets and depreciation, which may be significant and difficult to project with a reasonable degree of accuracy, as the allocation of purchase price to intangible assets and property and equipment has not yet been performed. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond Sterling’s control, we are also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: the financial estimates or projections of CEC and the anticipated closing date and benefits of the potential acquisition; our business strategy; our financial strategy; our industry outlook; our guidance; our expected margin growth; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “guidance,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Factors that could affect actual results include but are not limited to: the possibility that the anticipated benefits of the potential acquisition cannot be fully realized or may take longer to realize than expected, the ability to timely complete necessary regulatory requirements and satisfy other closing conditions, the integration of CEC’s business will be more costly or take longer than expected, the ability to hire and retain key CEC personnel, delay in closing date, the ability to maintain the quality and profitability of the existing CEC service offerings and expand the business, and the ability to maintain favorable relations with key business partners, suppliers, and vendors, as well as the other risk factors disclosed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. There can be no assurance that the proposed acquisition or any other transaction described above will in fact be consummated in the manner described or at all. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Noelle Dilts, VP Investor Relations and Corporate Strategy 281-214-0795